ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

     THIS AGREEMENT (the "AGREEMENT") is made as of December 7, 2009 by and between ACAP STRATEGIC FUND, a Delaware statutory trust (the "FUND"), and PNC GLOBAL INVESTMENT SERVICING (U.S.) INC., a Massachusetts corporation ("PNC"). Capitalized terms not otherwise defined shall have the meanings set forth in Appendix A.


                                   BACKGROUND

     A. The Fund is registered as a closed-end, non-diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 ACT").

     B. The Fund wishes to retain PNC to provide administration and accounting services provided for herein, and PNC wishes to furnish such services.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. APPOINTMENT. The Fund hereby appoints PNC to provide administration, and accounting services in accordance with the terms set forth in this Agreement. PNC accepts such appointment and agrees to furnish such services. PNC shall be under no duty to take any action hereunder on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PNC and the Fund in a written amendment hereto. Except as may be specifically provided herein, PNC shall not bear, or otherwise be responsible for, any fees, costs or expenses charged by any third party service providers engaged by the Fund or by any other third party service provider to the Fund, unless such third party service provider is engaged by PNC.

     2. COMPLIANCE WITH THE LAWS. Each party agrees to comply with applicable requirements of the Federal Securities Laws, and any other applicable laws, rules and regulations of governmental authorities having jurisdiction with respect to the subject matter herein. Except as specifically provided herein, neither party shall be responsible for such compliance by the other party or any other entity.

     3. INSTRUCTIONS.

     (a) Unless otherwise provided in this Agreement, PNC shall act only upon Oral Instructions or Written Instructions.

     (b) PNC shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PNC to be an Authorized Person) pursuant to this Agreement. PNC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of the Fund's offering or organizational documents or this Agreement or of any vote, resolution or




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proceeding of the Fund's board of trustees (the "BOARD") or shareholders, unless and until PNC receives Written Instructions to the contrary.

     (c) The Fund agrees to forward to PNC Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PNC or its affiliates) so that PNC receives the Written Instructions as promptly as practicable and in any event by the close of business on the day after such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PNC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PNC's ability to rely upon such Oral Instructions.

4. RIGHT TO RECEIVE ADVICE.

     (a) ADVICE OF THE FUND. If PNC is in doubt as to any action it should or should not take, PNC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund or its investment adviser (the "INVESTMENT ADVISER").

     (b) ADVICE OF COUNSEL. If PNC shall be in doubt as to any question of law pertaining to any action it should or should not take, PNC may request advice from counsel of its own choosing, who may be counsel for the Fund or the Investment Adviser (at the Fund's expense) or PNC (at PNC's expense).

     (c) CONFLICTING ADVICE. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PNC receives from the Fund and the advice PNC receives from counsel, PNC may rely upon and follow the advice of counsel, provided that reasonable prior written notice has been given to the Fund . The Fund shall, upon receipt of such notice, promptly and timely notify PNC in writing of its agreement or disagreement with any actions or any omissions to act PNC proposes to take pursuant to counsel's advice. In the event where the Fund has timely notified PNC in writing of its disagreement, PNC and the Fund shall consult with each other in good faith to reach agreement on the actions or omissions that are the subject of the Fund's objection. In the event where, after such consultations, PNC and the Fund are unable to agree on the actions or omissions in question, PNC shall consult independent counsel reasonably acceptable to such Fund, and may follow and rely upon the advice of such independent counsel.

     (d) NO OBLIGATION TO SEEK ADVICE. Nothing in this section shall be construed so as to impose an obligation upon PNC (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions.

     5. RECORDS; VISITS.

     (a) The books and records pertaining to the Fund which are in the possession or under the control of PNC shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and such other applicable Federal Securities Laws.


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

The Fund and its duly authorized officers, employees and agents and the staff of the Securities and Exchange Commission ("SEC") shall have access to such books and records at all times during PNC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PNC to the Fund or to an Authorized Person in the form requested by the Fund, at the Fund's expense, including, without limitation, any Fund accounting reports and other Fund documents in the possession of PNC for regulatory audits and examinations. Any such books or records may be maintained in the form of electronic media and stored on any magnetic disk or tape or similar recording method.

     (b) PNC shall keep the following records:

          (i) all books and records with respect to the Fund's books of account; and

          (ii) records of the Fund's securities transactions.

     To the extent consistent with the requirements of the 1940 Act, PNC may house these records in a third party storage facility.

     (c) Upon request, PNC shall provide the Fund with a copy of the "Report on Controls Placed in Operation and Tests of Operating Effectiveness" (SAS 70), with respect to Fund Accounting and Administration Operations, within 15 days from the time the report is generally available for distribution to PNC's clients.

     6. CONFIDENTIALITY.

     (a) Each party shall keep confidential any information relating to the other party's business ("CONFIDENTIAL INFORMATION"). Confidential Information shall include:

          (i) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PNC, their respective subsidiaries and affiliated companies;

          (ii) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PNC a competitive advantage over its competitors and the investors, customers, clients, service providers and suppliers of any of them;

         (iii) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and

          (iv) anything designated as confidential.


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

     (b) Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to such confidentiality obligations if it:

          (i) is already known to the receiving party at the time it is obtained;

          (ii) is or becomes publicly known or available through no wrongful act of the receiving party;

         (iii) is  rightfully  received  from  a third party who, to the best of
               the  receiving  party's  knowledge,   is  not  under  a  duty  of
               confidentiality;

          (iv) is released by the protected party to a third party without restriction;

          (v) is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request or law;

          (vi) is relevant to the defense of any claim or cause of action asserted against the receiving party;

         (vii) is Fund information provided by PNC in connection with an independent third party compliance or other review, provided that such third party compliance or other reviewer is subject to substantially the same confidentiality obligations as PNC is subject hereunder;

        (viii) is necessary for PNC to release such information in connection with the provision of services under this Agreement, provided that the recipient of such information is subject to substantially the same confidentiality obligations as PNC is subject hereunder; or

          (ix) has been or is independently developed or obtained by the receiving party.

     7. LIAISON WITH ACCOUNTANTS. PNC shall cooperate with, and act as liaison to, the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to the Fund. PNC shall take all reasonable action in the performance of its duties under this Agreement to assure that any reasonably requested or necessary information is made available to such accountants for the expression of their opinion, as to the financial statements of the Fund or as may otherwise be required by the Federal Securities Laws or the Fund.

     8. PNC SYSTEM. PNC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design
techniques,   derivative


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

works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PNC in connection with the services provided by PNC to the Fund.

     9. DISASTER RECOVERY. PNC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment. In the event of equipment failures, PNC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PNC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PNC's own breach of its Standard of Care (defined in Section 11 below) in the performance of its duties or obligations under this Agreement.

     10. COMPENSATION.

     (a) As compensation for services set forth herein that are rendered by PNC during the term of this Agreement, the Fund will pay to PNC a fee or fees as may be agreed to in writing by the Fund and PNC in a fee letter that by its terms relates to this Agreement.

     (b) The undersigned hereby represents and warrants to PNC that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to PNC or to the adviser or sponsor to the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PNC to such adviser or sponsor or any affiliate of the Fund relating to this Agreement have been fully disclosed to the Board of Trustees and that, if required by applicable law, such Board of Trustees has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

     11. STANDARD OF CARE/LIMITATIONS OF LIABILITY.

     (a) PNC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. Subject to the terms of this Section 11, PNC and its affiliates shall be liable to the Fund (or any person or entity claiming through the Fund) for damages only to the extent caused by PNC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement ("STANDARD OF CARE").

     (b) Notwithstanding anything in this Agreement (whether contained anywhere in Sections 13-15 or otherwise) to the contrary, the Fund hereby acknowledges and agrees that (i) PNC, in the course of providing tax-related services or calculating and reporting portfolio performance hereunder, may rely upon PNC's interpretation of tax positions or its interpretation of relevant circumstances (as determined by PNC) in providing such tax services and in determining methods of calculating portfolio performance to be used, and that (ii) PNC shall not be liable for losses or damages of any kind associated with such reliance except to the extent such loss or damage is substantially due to PNC's breach of its Standard of Care hereunder.

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

     (c) Notwithstanding anything in this Agreement to the contrary, without limiting anything in the immediately preceding sentence, the Fund hereby acknowledges and agrees that PNC shall not be liable for any losses or damages of any kind associated with any tax filings with which PNC has assisted in any way except to the extent such loss or damage is substantially due to PNC's breach of its Standard of Care hereunder.

     (d) Absent PNC's fraud, embezzlement or intentional misconduct, PNC's liability to the Fund and any person or entity claiming through the Fund for any loss, claim, suit, controversy, breach or damage of any nature whatsoever (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory ("LOSS") shall not exceed the fees received by PNC for services provided hereunder during the twelve (12) months immediately prior to the date of such Loss; provided that PNC's cumulative maximum liability for all Losses shall not exceed $500,000.

     (e) Subject to Section 9 above, PNC shall not be liable for damages (including without limitation damages caused by delays, failure, errors, interruption or loss of data) occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; national emergencies; public enemy; war; terrorism; riot; fire; flood; catastrophe; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; non-performance by a third party; failure of the mails; or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the above.

     (f) PNC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PNC reasonably believes to be genuine. PNC shall not be liable for any damages that are caused by actions or omissions taken by PNC in accordance with Oral Instructions or Written
Instructions or advice of counsel. PNC shall not be liable for any damages arising out of any action or omission to act by any prior service provider of the Fund or for any failure to discover any such error or omission.

     (g) Neither party nor its affiliates shall be liable for any consequential, incidental, exemplary, punitive, special or indirect damages, whether or not the likelihood of such damages was known by such party or its affiliates.

     (h) Each party shall have a duty to mitigate damages for which the other party may become responsible.

     (i)  This Section 11 shall survive termination of this Agreement.

     12. INDEMNIFICATION. Absent PNC's failure to meet its Standard of Care (defined in Section 11 above), the Fund agrees to indemnify, defend and hold harmless PNC and its affiliates and their respective directors, trustees, officers, agents and employees from all claims, suits, actions, damages, losses, liabilities, obligations, costs and reasonable expenses (including attorneys' fees and court costs, travel costs and other reasonable out-of-pocket costs related to dispute resolution) arising directly or indirectly from any action taken or omitted to be taken by PNC in connection with the provision of services to the Fund. This Section 12 shall survive termination of this Agreement.

     13. DESCRIPTION OF ACCOUNTING SERVICES ON A CONTINUOUS BASIS. PNC will perform the following accounting services if required with respect to the Fund:

     (x)  Journalize investment, capital and income and expense activities;

     (xi) Record investment buy/sell trade tickets when received from the Investment Adviser;

    (xii) Maintain individual ledgers for investment securities;

   (xiii) Maintain historical tax lots for each security;

    (xiv) Record and reconcile corporate action activity and all other capital changes and notify the Investment Adviser of any unusual reconciling items;

     (xv) Reconcile   cash   and    investment    balances   with   the   Fund's
          custodian(s)/prime broker(s), and provide the Investment Adviser with the beginning cash balance available for investment purposes;

    (xvi) Determine and report cash availability to the Investment Adviser;

  (xvii) Calculate contractual expenses, including management fees and incentive fee, and track the "high water mark" and cumulative loss account (for purposes of the incentive fee allocation) in accordance with the Fund's offering or organizational documents;

  (xviii) Prepare (or assist in the preparation of) the Fund's financial statements and supporting schedules, as reasonably agreed to by the parties, for the Fund's annual and semi-annual shareholders reports;

    (xix) Provide audit package for independent auditors, which includes work papers and ledgers, to facilitate an efficient audit, as reasonably agreed to by the parties;

     (xx) Monitor the expense accruals and notify the Fund of any proposed adjustments;

    (xxi) Control all disbursements and authorize such disbursements upon Written Instructions;

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

   (xxii) Calculate capital gains and losses;

  (xxiii) Determine net income;

   (xxiv) Determine applicable foreign exchange gains and losses on payables and receivables;

    (xxv) Obtain security market quotes and currency exchange rates from independent pricing sources approved by the Investment Adviser or the Board, of if such quotes or rates are unavailable, then obtain the same from the Investment Adviser and in either case calculate the market value of the Fund's investments in accordance with the Fund's valuation policies or guidelines; provided, however, that PNC shall not be under a duty to independently price or value any of the Fund's investments itself or to confirm or validate any information or valuation provided by the Investment Adviser or any other pricing source, nor shall PNC have any liability relating to inaccuracies or otherwise with respect to such information or valuations, subject to PNC's adherence to the Standard of Care;

   (xxvi) Transmit or make available a copy of the portfolio valuation to the Investment Adviser as agreed upon between the Fund and PNC; and

  (xxvii) Arrange for the computation of the net asset value in accordance with the provisions of the Fund's offering documents.

     14. DESCRIPTION OF ADMINISTRATION SERVICES ON A CONTINUOUS BASIS. PNC will perform the following administration services if required with respect to the
Fund:

     (i) Supply various normal and customary Fund statistical data as requested on an ongoing basis;

     (ii) Assist in the preparation and filing of Federal and State tax returns;

     (iii) Arrange for the calculation of the issue and repurchase prices of Shares in accordance with the Fund's offering or organizational documents, as applicable;

     (iv) Calculate the incentive fee, if applicable, in accordance with the Fund's offering or organizational documents, as applicable;

     (v)  Coordinate annual audit with independent auditor;

     (vi) Copy  the  Investment  Adviser  on  routine   correspondence  sent  to
          shareholders;

    (vii) Monitor Fund activity for compliance with subchapter M under the Internal Revenue Code;

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

   (viii) Provide such financial information in the possession of PNC for meetings of the Board, as reasonable requested and agreed to by PNC;

     (ix) Provide administrative assistance to the Fund with respect to SEC audits and examinations;

     (x)  File or coordinate the filing of Form N-SAR with the SEC via EDGAR;

     (xi) Coordinate with the Fund's counsel the preparation of and coordinate the filing of: annual Post-Effective Amendments to the Fund's Registration Statement (if needed); Form N-Q; Form N-CSR and Form N-PX (provided that the Fund's voting records are delivered to PNC in the format required by PNC and PNC is not responsible for maintaining the Fund's voting records);

    (xii) Assist the Fund's counsel and Fund management with the preparation of Schedule TO's with the SEC and coordinate the filings with the Fund's financial printer;

   (xiii) Upon  request,  provide  administrative  assistance  to the Fund  with
          respect  to  obtaining   the   fidelity   bond  and   directors'   and
          officers'/errors and omissions insurance policies for the Fund;

    (xiv) Draft agendas (with final selection of agenda items being made by Fund counsel) and resolutions for quarterly board meetings;

     (xv) Assemble and mail board materials for quarterly board meetings;

    (xvi) Attend quarterly board meetings and draft minutes thereof;

   (xvii) Maintain the Fund's corporate calendar listing various SEC filing and board approval deadlines;

  (xviii) If the chief executive  officer or chief financial officer of the Fund is required to provide a certification as part of the Fund's Form N-CSR or Form N-Q filing pursuant to regulations promulgated by the SEC under Section 302 of the Sarbanes-Oxley Act of 2002, PNC will provide (to such person or entity as agreed between the Fund and PNC) a sub-certification in support of certain matters set forth in the aforementioned certification, such sub-certification to be in such form and relating to such matters as agreed between the Fund and PNC from time to time, PNC shall be required to provide the sub-certification only during the terms of this Agreement and only if it receives such cooperation as it may request to perform its investigations with respect to the sub-certification. For clarity, the sub-certification is not itself a certification under the Sarbanes-Oxley Act of 2002 or under any other regulatory requirement;

    (xix) Provide  compliance   policies  and  procedures  related  to  certain
          services  provided

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


          by PNC and, if mutually agreed, certain PNC affiliates, summary procedures thereof and a periodic certification letter; and

     (xx) Perform such additional administrative duties relating to the administration of the Fund upon such terms and conditions and for such fees as may subsequently be agreed upon in writing between the Fund and PNC.

          All regulatory services are subject to the review and approval of Fund counsel.

     15. DURATION AND TERMINATION. This Agreement shall continue until terminated by the Fund or by PNC on sixty (60) days' prior written notice to the other party by certified mail with confirmed receipt. In the event the Fund gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor service provider (or each successive service provider, if there are more than one), and all trailing expenses incurred by PNC, will be borne by the Fund.

     16. NOTICES. All notices and other communications, including Written Instructions but excluding Oral Instructions, shall be in writing or by confirming facsimile sending device. If notice is sent by confirming facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given seven days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed (a) if to PNC, at 301 Bellevue Parkway, Wilmington, DE 19809, attn: President (or such address as PNC may inform the Fund in writing); (b) if to the Fund, at the address of the Fund; or (c) if to neither of the foregoing, at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

     17. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

     18. ASSIGNMENT; DELEGATION. Neither party may assign this Agreement without the prior written consent of the other party; provided, however, that PNC may assign its rights and delegate its duties hereunder at no additional cost to the Fund to any majority-owned direct or indirect subsidiary of PNC or of The PNC Financial Services Group, Inc., provided that (i) PNC gives the Fund thirty (30) days prior written notice of such delegation, (ii) the delegate agrees to comply with the relevant provisions of the Federal Securities Laws;
(iii) such delegation does not impair the Fund's receipt of services under this Agreement in any material respect, and (iv) any such delegation shall not relieve PNC of its liabilities hereunder. For the avoidance of doubt, nothing herein shall serve to prohibit or otherwise restrict the ability of PNC to use third-party vendors in connection with any services provided hereunder.

     19. FACSIMILE SIGNATURES; COUNTERPARTS. This Agreement may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature

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


contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Agreement or of executed signature pages to this Agreement by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Agreement.

     20. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     21.  MISCELLANEOUS.

     (a) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties. Notwithstanding any provision hereof, the services of PNC are not, nor shall they be construed as constituting, legal advice or the provision of legal services for or on behalf of the Fund or any other person. Neither this Agreement nor the provision of services under this Agreement establishes or is intended to establish an attorney-client relationship between the Fund and PNC.

     (b) NON-SOLICITATION. During the term of this Agreement and for one year thereafter, the Fund shall not (with the exceptions noted in the immediately succeeding sentence) knowingly solicit or recruit for employment or hire any of PNC's employees, and the Fund shall cause the Fund's sponsor and the Fund's affiliates to not (with the exceptions noted in the immediately succeeding sentence) knowingly solicit or recruit for employment or hire any of PNC's employees. To "knowingly" solicit, recruit or hire within the meaning of this provision does not include, and therefore does not prohibit, solicitation, recruitment or hiring of a PNC employee by the Fund, the Fund's sponsor or an affiliate of the Fund if the PNC employee was identified by such entity solely as a result of the PNC employee's response to a general advertisement by such entity in a publication of trade or industry interest or other similar general solicitation by such entity.

     (c)  NO  CHANGES  THAT  MATERIALLY  AFFECT  OBLIGATIONS.    Notwithstanding
anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its offering or organizational documents or adopt any policies which would affect materially the obligations or responsibilities of PNC hereunder without the prior written approval of PNC, which approval shall not be unreasonably withheld or delayed. The scope of services to be provided by PNC under this Agreement shall not be increased as a result of new or revised regulatory or other requirements that may become applicable with respect to the Fund, unless the parties hereto expressly agree in writing to any such increase.

     (d) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (e) INFORMATION. The Fund will provide such information and documentation as PNC may reasonably request in connection with services provided by PNC to the Fund, including without limitation copies of its organizational documents and Offering Documents, and any supplements, updates or amendments thereto.

     (f) GOVERNING LAW. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law without regard to principles of conflict of law.

     (g) PARTIAL INVALIDITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     (h) PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as may be explicitly stated in this Agreement, (i) this Agreement is not for the benefit of any other person or entity and (ii) there shall be no third party beneficiaries hereof.

     (i) NO REPRESENTATIONS OR WARRANTIES. Except as expressly provided in this Agreement, PNC hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PNC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

     (j) CUSTOMER IDENTIFICATION PROGRAM NOTICE. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of PNC's affiliates are financial institutions, and PNC may, as a matter of policy, request (or may have already requested) the Fund's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. PNC may also ask (and may have already asked) for additional identifying information, and PNC may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                         PNC GLOBAL INVESTMENT SERVICING
                                         (U.S.) INC.

                                         By: ____________________________

                                         Title: _________________________


                                         ACAP STRATEGIC FUND


                                         By: _____________________________

                                         Title: __________________________

                                   APPENDIX A


                                   DEFINITIONS

As used in this Agreement:

     (a) "AUTHORIZED PERSON" means any officer of the Fund and any other person duly authorized by the Fund in a manner reasonably satisfactory to PNC to give Oral Instructions or Written Instructions on behalf of the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

     (b) "FEDERAL SECURITIES LAWS" means the 1940 Act, the Investment Advisers Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Commodities Exchange Act, as amended.

     (c) "ORAL INSTRUCTIONS" mean oral instructions received by PNC from an Authorized Person or from a person reasonably believed by PNC to be an Authorized Person. PNC may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

     (d) "SHARES" mean the shares or units of beneficial interest of any series or class of the Fund.

     (e) "WRITTEN INSTRUCTIONS" mean (i) written instructions signed by an Authorized Person (or a person reasonably believed by PNC to be an Authorized Person) and received by PNC or (ii) trade instructions transmitted (and received by PNC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered electronically (with respect to sub-item (ii) above) or by hand, mail or facsimile sending device.
















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